Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Frontier Financial Corporation

We consent to the incorporation by reference in Registration Statement Numbers 333-48805, 333-63929. 333-73217, 333-37242, 333-54362, 333-50882, 333-132487, and 333-136298 on Forms S-8 of Frontier Financial Corporation, of our reports dated March 31, 2010, with respect to the consolidated balance sheets of Frontier Financial Corporation as of December 31, 2009, and December 31, 2008, and the related consolidated statements of operations, shareowners’ equity, and cash flows for each of the three years in the period ended December 31, 2009, and with respect to the effectiveness of internal control over financial reporting, for which our report was adverse, which are included in the annual report on Form 10-K of Frontier Financial Corporation, for the year ended December 31, 2009. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Moss Adams LLP
Everett, Washington
March 31, 2010